SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )


     Filed by the registrant [X]
     Filed by a party other than the registrant [ ]
     Check the appropriate box:

     [ ]    Preliminary Proxy Statement
     [X]    Definitive Proxy Statement
     [ ]    Definitive Additional Materials
     [ ]    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             ZING TECHNOLOGIES, INC.
------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                             ZING TECHNOLOGIES, INC.
------------------------------------------------------------------------------

                   (Name of Person(s) Filing Proxy Statement)
------------------------------------------------------------------------------

     Payment of filing fee (Check the appropriate box):

     [X] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(l), or 14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
     [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
     [ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
            0-11.

          (1)  Title of each class of securities to which transaction applies:

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          (2)  Aggregate number of securities to which transaction applies:


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          (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth amount on which the filing fee is calculated and state how it was determined):

          (4)  Proposed maximum aggregate value of transaction:

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          (5)  Total fee paid:

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     [ ]    Fee paid previously with preliminary materials

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     [ ]  Check box if any part of the fee is offset as provided by Exchange Act
          Rule 0-11(a)(2) and identify the filing for which offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          (1)  Amount previously paid:

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          (2)  Form, schedule or registration statement no.:

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          (3)  Filing party:

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          (4)  Date filed:

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



                          ZING TECHNOLOGIES, INC.
                             115 Stevens Avenue
                          Valhalla, New York 10595
                               (914) 747-7474


                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             September 12, 1995


        The Annual Meeting of Shareholders of Zing Technologies, Inc. (the "Company") will be held at The Ramada Inn, Westchester Room, 540 Saw Mill River Road, Elmsford, New York 10523, on September 12,1995 at 10:00 A.M., for the following purposes:


            1. To elect to the Board of Directors three members to serve in a class the term of which will expire at the second succeeding Annual Meeting of Shareholders and until their successors shall be elected and shall qualify.

            2. To approve the appointment of Ernst & Young as the inde-pendent public accountants for the Company.

            3. To act upon any other business that may properly come before the meeting.


        The shareholders of record at the close of business on July 27, 1995 will be entitled to notice of and to vote at the Annual Meeting. The transfer books of the Company will not be closed. Your attention is directed to the Proxy Statement attached to this Notice for a discussion of the proposals to be acted upon at the meeting.


        Whether or not you plan to attend the meeting, kindly fill in, date and sign the enclosed Proxy exactly as your name appears on your stock certificate, and mail it promptly in the enclosed return envelope in order that your vote can be recorded. The giving of this Proxy will not affect your right to vote in person in the event you find it convenient to attend the meeting.

                                 By Order of the Board of Directors


                                 Deborah J. Schrader
                                 Secretary


Dated: August 10, 1995

                          ZING TECHNOLOGIES, INC.
                             115 Stevens Avenue
                          Valhalla, New York 10595
                               (914) 747-7474


                              PROXY STATEMENT
                              ---------------


Solicitation and Use of Proxy
-----------------------------

   The enclosed Proxy is solicited by the Board of Directors of Zing Technologies, Inc. (the "Company") for use at the Annual Meeting of Shareholders of the Company to be held on September 12, 1995 or at any adjournments thereof, for the purposes set forth in the attached Notice of Meeting. This Proxy Statement, together with the Annual Report of the Company for the fiscal year ended June 30, 1994 is being mailed to share-holders on approximately August 10, 1995. The Company previously mailed to shareholders the Quarterly Report on Form 10-Q for the nine month period ended March 31, 1995.

   Any shareholder giving a Proxy may revoke it at any time prior to its use at the Meeting by filing with the Secretary of the Company an instrument revoking it or by a duly executed proxy bearing a later date. In addition, if the person executing the proxy is present at the meeting, he or she may vote his or her shares in person. Proxies, if duly signed and received in time for voting, and not so revoked, will be voted at the meeting. Where choices are specified by a shareholder by means of the ballot provided on the Proxy for that purpose, the Proxy will be voted in accordance with such specifications. In the absence of such specifications, the Proxy will be voted for, the election of the three directors nominated by management to the class herein described and the appointment of auditors selected by the Board of Directors as set forth in this Proxy Statement.

   Under New York State law and the Charter and By-Laws of the Company for purposes of determining whether a quorum is present abstentions will be counted and broker non-votes will not be counted. For purposes of determining whether the vote required for the election of directors and for the appointment of auditors selected by the Board of Directors, as set forth in this Proxy Statement, has been achieved, abstentions and broker non-votes will not be counted.

   The cost of soliciting proxies will be borne by the Company. In addi-tion to solicitation by the use of the mails, certain officers and regular employees of the Company may solicit proxies personally and by telephone. The Company may request banks, brokerage houses and custodians, nominees and fiduciaries to forward soliciting material to their principals and will reimburse them for their out-of-pocket expenses. The Company has also retained the firm of Regan & Associates, Inc. to assist in solicitations for a fee of $2,000 plus out-of-pocket disbursements.

Outstanding Shares and Voting Rights
------------------------------------

   As of July 27, 1995, the record date fixed for the determination of shareholders entitled to vote at the Annual Meeting, there were outstanding 2,597,497 shares of common stock, par value $.01 per share, which constitute the only outstanding securities of the Company having voting rights. Each outstanding share of common stock is entitled to one vote on each matter to be voted upon. One-third of the shares of common stock represented in person or by proxy will constitute a quorum for the transaction of business.

                             SECURITY OWNERSHIP
                             ------------------


Principal Security Holders
--------------------------

   The following table sets forth, as at July 27, 1995 information concerning the beneficial ownership of voting securities of the Company by each person who is known by management to own beneficially more than 5% of any class of such securities:

                Name and Address        Amount Benefi-         Perfect of
Title of Class  of Beneficial Owner       cially Owned           Class
--------------  -------------------       ------------         --------

Common          Robert E. Schrader           1,224,211           47.1%
                72 Haight Cross Road
                Chappaqua, NY 10514

Common          Jesse Greenfield               217,350            8.3%
                3765 Wild Plum Ct.
                Boulder, CO  80434*
_______________

* Information with respect to the beneficial interest of the holder is based on the most recent Schedule 13D or Schedule 13G delivered to the Company by such holder and not on the basis of any independent information with respect to such holdings which the Company may possess.

                                 PROPOSAL 1

                           ELECTION OF DIRECTORS
                           ---------------------

The Company's Certificate of Incorporation and By-Laws provide for a Board of Directors consisting of not fewer than six nor more than ten members, classified into three classes if there shall be nine or more directors, or two classes if there shall be fewer than nine directors, in either case with each class being as nearly as possible equal in size to the others and with at least three directors in each class. The Board of Directors is comprised of the following members in the following classes:

                    CLASS I                      CLASS II
                (To Serve Until the              (To Serve Until the
                 Annual Meeting of              Annual Meeting of
                Shareholders in 1995)          Shareholders in 1996)
                ---------------------          ---------------------

                 Robert E. Schrader                Henry A. Singer
                Deborah J. Schrader              John F. Catrambone
                  Martin S. Fawer                Laurence W. Higgitt


   Under Proposal Number 1, therefore, shareholders will be asked to vote for three nominees to serve until the second succeeding meeting of the shareholders, to be held in 1996. The nominees are: Henry A. Singer, John
F. Catrambone and Laurence W. Higgitt. This proposal requires the affirmative vote of a plurality of those authorized to vote who are present in person or by proxy.

   At each annual meeting the class of directors whose terms expire at such meeting is to stand for election for staggered two year terms ending the second annual meeting following their election. The following table sets forth certain information concerning the nominees for directors, as well as the remaining directors of the Company.

                                                                   Director of
Name, Age, Principal Occupation, Other Directorships                Zing Since
----------------------------------------------------               -----------

JOHN F. CATRAMBONE, 55, has been President and Chairman                1986
of the Board of Omnirel Corporation, a manufacturer of power hybrid semiconductor devices since 1985. Omnirel has been a subsidiary of the Company since June 1991.

MARTIN S. FAWER, 61, became Chief Financial Officer and                1984
Treasurer in February 1988.  From October 1984 to
January 1988 Mr. Fawer was Treasurer of the Company.
He is also a director and serves as the Chief Financial
Officer and Treasurer of Transition Analysis Component
Technology, Inc. and Omnirel, both subsidiaries of the Company. For more than five years, Mr. Fawer has been a principal of Fawer and Kupczyk, P.C. and its predecessors, certified public accountants.

LAURENCE W. HIGGITT, 48, has been employed by Stephen                  1985
Rose & Partners, Limited, investment bankers, in
London, England since 1984 and has been on its Board of Directors since 1985. Prior to 1984, he was a fund manager for Lazard Brothers & Co. Ltd., merchant bankers, London, England.

DEBORAH J. SCHRADER, 48, has been Secretary of the                     1969
Company since its incorporation. She is also the Secretary and a director of Transition Analysis
Component Technology, Inc., a subsidiary of the Company. She is the wife of Robert E. Schrader.

ROBERT E. SCHRADER, 51, is the founder of the Company                  1969
and has been President and Chief Executive Officer since its incorporation in 1969. Prior to organizing the Company, Mr. Schrader was an account executive with a division of Lafayette Radio Corporation, a district sales manager of Arrow Electronics, Inc. and held purchasing manager positions with two electronic equipment manufacturers. He is also a director and vice-president of Transition Analysis Component
Technology, Inc. and Omnirel Corporation, each a subsidiary of the Company. He is the husband of Deborah J. Schrader.

HENRY A. SINGER, 57, has been a member of the law firm                 1988
of Morrison Cohen Singer & Weinstein, LLP and its predecessor for more than the past five years.
Morrison Cohen Singer & Weinstein, LLP serves as general counsel to the Company.

Board Committees and Meetings
-----------------------------
   The Company maintains standing audit, executive and compensation com-mittees of the Board of Directors but does not maintain a nominating committee. Each committee was created on July 31, 1985. The members of the audit committee are John F. Catrambone, Laurence W. Higgitt and Martin
S. Fawer. The audit committee, which met during the fiscal year ended June 30, 1994 (the "1994 Fiscal Year"), and is scheduled to meet again on September 12, 1995, is responsible for assuring that management fulfills its financial reporting responsibilities and will meet periodically with representatives of management and with the Company's independent auditors. The members of the compensation committee during the 1994 Fiscal Year were Laurence W. Higgitt and Henry A. Singer. The compensation committee, which met once during the 1994 Fiscal Year, is responsible for reviewing levels and methods of executive compensation and making recommendations to the Board. The members of the executive committee are Robert E. Schrader, Deborah J. Schrader and Martin S. Fawer. The executive committee, which met twice during the 1994 Fiscal Year, is responsible for acting as required when the full board is unavailable for deliberation. The Company also maintains a stock option committee, whose members during the 1994 Fiscal Year were Robert E. Schrader and Henry A. Singer. The stock option committee did not meet during the 1994 Fiscal Year. It has responsibility to designate optionees under the Company's 1982 Incentive Stock Plan, the exercise price of the options, the date of grant and period of the options, and other terms and conditions. None of the members of the stock option committee is eligible to receive options while serving in such capacity. The Board of Directors met two times during the 1994 Fiscal Year. All of the directors attended at least 75% of the Board's meetings, except for Mr. Higgitt and Mrs. Schrader, each of whom attended only one meeting.

Security Ownership of Management
--------------------------------

   The following table sets forth, as at July 27, 1995 information concerning the beneficial ownership of voting securities of the Company by all current directors individually, by the Chief Executive Officer and the executive officers of the Company whose total annual salary and bonus exceeded $100,000 in the 1994 Fiscal Year, and by all directors and officers as a group:

                                               Amount of
                                             Common Stock            Percent
                                          Beneficially Owned       of Class(3)
                                          ------------------       -----------



John F. Catrambone                             101,500 (1)             3.8%
Martin S. Fawer                                 94,736                 3.5%
Laurence W. Higgitt                              3,000 (1)               *
Henry A. Singer                                  3,000 (1)               *
Deborah J. Schrader                                  0                   0%
Robert E. Schrader                           1,224,211                45.4%
Malcolm Baca                                         0                   0%

All Officers and Directors
   as a Group (7 persons,
   including two such persons
   who own no shares individually)           1,426,447 (2)            52.9%


_______________________

(*) Represents less than 1% of the shares outstanding.
(1) Includes 3,000 shares which may be acquired upon exercise of warrants.
(2) Includes 9,000 shares which may be acquired upon exercise of warrants.
(3) Includes shares outstanding and shares which may be acquired upon exercise of warrants.

    No director is a director of any company with a class of securities registered pursuant to Section 12 of the Act or of any company registered as an Investment Company under the Investment Company Act of 1940. Other than Robert E. Schrader and Deborah J. Schrader, who are married to each other, there is no family relationship among any of the members of the Board of Directors or the officers of the Company.

   In June 1990, the Securities and Exchange Commission filed a civil suit against Henry A. Singer alleging that in August and November of 1987 he purchased shares of common stock of a company listed on the New York Stock Exchange based upon material non-public information. In July 1990 Mr. Singer denied these allegations except that he admitted the fact of his purchase of the shares of such company and the sale for a profit of approximately $34,000 in April 1988. In November 1992, Mr. Singer and the Commission settled the civil action, and, without admitting or denying the allegations in the complaint, Mr. Singer consented to the entry of a final judgment of permanent injunction against violations of the securities laws in future trading of any securities. In connection therewith, Mr. Singer paid $34,050, representing the profits from the transaction described in the complaint, together with interest thereon, as well as a civil money penalty in the same amount.

Executive Officers
------------------
                                      Position with Company and Business
Name                        Age       Experience During Past Five Years
----                        ----      ----------------------------------

Robert E. Schrader*

Deborah J. Schrader*

Martin S. Fawer*

John F. Catrambone*

Malcolm Baca                54        Vice President and Treasurer of the
                                      Company's TACTech subsidiary since 1987.


_____________________

* See "Directors" above.


Compensation of Directors and Executive Officers
------------------------------------------------

                           EXECUTIVE COMPENSATION

   The following table sets forth a summary for the last three (3) fiscal years of the cash compensation paid by the Company and its subsidiaries as well as certain other compensation paid or accrued for those years, to the Chief Executive Officer and the only two executive officers of the Company whose total annual salary and bonus exceeded $100,000 in the 1994 Fiscal Year (the "Named Executive Officers").

                         SUMMARY COMPENSATION TABLE

                                   Annual Compensation
                                   -------------------

Name and                                                         All Other
Principal Position                    Year(1)  Salary   Bonus  Compensation(2)
------------------                    -------  -------  -----  --------------


Robert E. Schrader                    1994   $162,500             $1,800
President, Chief Executive Officer    1993   $220,600             $1,481
and Chairman of the Board             1992   $318,270             $1,974



John F. Catrambone(3)                 1994   $207,504  50,000     $3,054
President of Omnirel Corporation      1993   $163,625             $2,043
                                      1992   $279,500   8,000     $3,969

Malcolm Baca                          1994   $161,479             $1,044
Vice President and                    1993   $111,754             $  783
Treasurer of TACTech                  1992   $147,541             $1,044




------------


   (1)On May 19, 1993 the Company's Board of Directors voted to change the Company's fiscal year end to June 30 from September 30. Information for the 1993 Fiscal Year is for the nine months ended June 30, 1993.
Information for the 1992 fiscal year is for the fiscal year ended September 30, 1992.

   (2)The amounts reflect the following payments of annual life insurance premiums in the 1994 Fiscal Year: $1,800 on behalf of Mr. Robert E. Schrader, $3,054 on behalf of Mr. John Catrambone and $1,044 on behalf of Mr. Malcolm Baca.

   (3)The salary amounts for Mr. Catrambone in each of 1992, 1993 and 1994 include (i) $22,500, $16,875, and $22,500, respectively, representing interest imputed at 9% per annum on the $250,000 interest free loan provided by the Company to Mr. Catrambone for the purchase of the Company's common stock, and (ii) a contractually required annual bonus of $60,000. See "Employment Contracts and Termination of Employment and Change-of-Control Agreements" below.

   The above amounts do not include certain personal benefits, which do not exceed, as to any executive officer identified above, 10% of his total Annual Compensation.

                             GRANTS OF WARRANTS

   During the year ended the 1994 Fiscal Year, no warrants, options or stock appreciation rights were granted to any Named Executive.


                        AGGREGATED WARRANT EXERCISES IN LAST FISCAL YEAR
                               AND FISCAL YEAR-END WARRANT VALUES



               Shares                    Number of Unexercised      Value of Unexercised In-the Money
              Acquired of     Value     Options/SARs at FY-End(#)       Options/SARs at FY-End($)

  Name         Exercise(#)  Realized($) Exercisable  Unexercisable    Exercisable Unexercisable(1)
  ----        -----------   ----------  -----------  -------------    ----------- ----------------
John F.                                  3,000                         $2,355
Catrambone

_________________________

        (1)Based on the fair market value per share of common stock of $2.125, which was the closing bid price of the common stock as reported by the National Association of Securities Dealers, Inc. as at June 30, 1994.



                         COMPENSATION OF DIRECTORS

   The Company pays each director who is not an officer or employee of the company (other than Henry A. Singer) $4,000 per year for his services as a director plus $250 for each Board of Directors meeting attended and for each Committee meeting attended if not held on the same day as a Board meeting. Mr. Singer does not receive such fee, since the firm of which he is a partner is paid its customary legal fees for Mr. Singer's attendance and participation. See "Compensation Committee Interlocks and Insider
                    ---
Participation", below.


             EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT
                     AND CHANGE-IN-CONTROL ARRANGEMENTS

   John Catrambone has an employment agreement with the Company's Omnirel subsidiary. The five year agreement, expiring in June of 1996, provides for a base salary of $125,000 per year, a guaranteed bonus of $60,000 per year and an incentive bonus linked to a set of performance criteria determined annually by Omnirel's Board of Directors and subject to percentage limitations of Mr. Catrambone's base salary (70% for 1994). Mr. Catrambone was also loaned $300,000 by the Company in connection with the purchase of Omnirel by the Company; such loan was made to support Mr. Catrambone's annual guaranteed bonus. The Company has guaranteed the base compensation payments under such employment agreement to Mr. Catrambone and pays the $60,000 annual bonus, which is used by Mr. Catrambone to repay such loan. The Company also loaned Mr. Catrambone $250,000, without interest, to purchase shares of the Company's common stock. Such loan, which is due in June, 2001, is secured by the stock so purchased by Mr. Catrambone. During July, 1995 Mr. Catrambone sold 9,500 shares of the Company's common stock and is obligated to pay down the Loan by approximately $55,000.

   Malcolm Baca has an employment agreement with the Company's TACTech subsidiary. The term of Mr. Baca's employment is set to expire on May 1, 1997. Mr. Baca's agreement entitled him to a salary of $120,000 per annum, plus five percent (5%) of TACTech's collected revenues in each year, except that on revenues attributable to another commissioned member of TACTech's management, Mr. Baca's commission is two and one-half percent (2 1/2%). Effective as from the middle of the fiscal year ended June 30, 1995, all commissions to Mr. Baca are subject to his required contribution of one-half of one percent ( 1/2%) of TACTech's collected revenues to a bonus pool fund for the benefit of non-commissioned members of management, which contribution is matched by TACTech. Mr. Baca does not participate in such bonus pool fund. In addition to other customary terms, pursuant to the agreement, Mr. Baca's compensation is subject to a $350,000 per annum maximum. The annual maximum is subject to increase based upon the National Consumer Price Index. In the event Mr. Baca is terminated without good cause, TACTech is obligated to continue to pay compensation to Mr. Baca through April 30, 1997.

   Mr. Schrader does not have an employment agreement with the Company and his compensation is set by the Compensation Committee subject to the approval of the Board of Directors. In connection with the 1993 sale of the Company's high reliability electronic component distribution and value-added businesses to Arrow Electronics, Inc., Mr. Robert E. Schrader entered into a Consulting and Non-Competition Agreement with Arrow and Mr. Martin Fawer (the Company's Chief Financial Officer) entered into a one year Consulting Agreement with Arrow. As a consequence of such agreements, Messrs. Schrader and Fawer do not devote their full time to the Company. Pursuant to the terms of his agreement and after the May 19, 1993 closing of the transaction with Arrow, Mr. Schrader was required to devote up to fifteen business days during the first three months after such closing to the business of Arrow and is required to devote up to ten business days during the next three-month period after such closing and up to five business days per quarter thereafter to the business of Arrow. Mr. Fawer, upon reasonable request of and notice by Arrow, was required to provide consulting services to Arrow through March 19, 1994. Mr. Fawer assigned his rights to receive his consulting fees under his agreement with Arrow to the Company in exchange for the Company setting his salary for part time services at $75,000.


        COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   The members of the Compensation Committee during the 1994 Fiscal Year were Laurence W. Higgitt and Henry A. Singer. Henry A. Singer, a director of the Company during the 1994 Fiscal Year, is a partner of Morrison Cohen Singer & Weinstein, LLP, counsel to the Company. Such firm was paid $179,548 for legal services rendered to the Company for the 1994 Fiscal Year of which $5,491.50 was paid in respect of Mr. Singer's attendance at Board and Committee meetings.

                       COMPENSATION COMMITTEE REPORT

   The Compensation Committee is responsible for reviewing levels and methods of executive compensation and making recommendations to the Board of Directors. Such recommendations were made in the past primarily based upon comparisons of executive compensation in other comparable companies engaged in the distribution of high reliability electronic components.


   The comparable companies which were reviewed by the Compensation Committee in 1994 included only in part those companies which are included in the index used in the performance graph set forth on page 15. The other comparable companies chosen were based upon those having a more comparable size to that of Zing. The compensation levels for the company's executives are in the medium range of compensation of these comparable companies. While performance of these companies were looked at in relation to that of Zing it was also noted that Zing's almost exclusive reliance on the military marketplace for its component distribution business made it more difficult for Zing to attain comparable performance with that of other distributors whose marketplace was predominantly commercial and that no company was truly comparable to the position of Zing.

   Compensation in the 1994 Fiscal Year for the Named Executive Officers other than the Registrant's Chief Executive Officer was the result of contractual arrangements entered into between such persons and their respective employers prior to the beginning of the 1994 Fiscal Year, and were not reviewed by the Compensation Committee. Members of the Compensation Committee, which did not formally meet in the 1994 Fiscal Year, informally concurred in management's decision to set 1994 compensation for Mr. Schrader at $150,000 per annum, except that in the first fiscal quarter of such year he was paid at his 1993 annual rate of $300,000 per annum. Such reduction was due to the sale in 1993 of the Company's high reliability electronic component distribution and value-added business and the resulting reduction in Mr. Schrader's responsibilities. The Committee has not met to determine 1995 compensation for Mr. Schrader or any other executive officer, and as a result such compensation continues at the 1994 annual rate.

   The Compensation Committee did not consider any specific factor in the performance of Zing in concurring with Mr. Schrader's compensation for the Fiscal Year 1994. Rather the Committee noted that (i) both subsidiaries of Zing continued to make progress in growing their business and that Mr. Schrader was actively involved in developing a business plan with the chief executive charged with running those subsidiaries to achieve such growth and (ii) that Mr. Schrader was instrumental in obtaining the sale of the distribution business at the end of fiscal 1993 at what the board considered the high range of fair value. Furthermore, it was difficult to determine compensation for Mr. Schrader since he became the chief executive officer of what essentially became a holding company. Based upon the foregoing factors but without guidance on a comparable basis with other companies, the Compensation Committee concurred with Mr. Schrader's request that his compensation continue at the rate of $150,000 per year.

             The Zing Technologies, Inc. Compensation Committee

                            Laurence W. Higgitt
                              Henry A. Singer


   With respect to Mr. Catrambone, the Omnirel Board of Directors establishes performance criteria for his incentive bonus in accordance with his employment agreement. Such performance criteria include the amount of increase in Omnirel's pre-tax profit and the amount of reduction in Omnirel's indebtedness to the Company. The amount of the bonus, in each case, is based upon the percentage of the goal achieved. During Fiscal Year 1994, Mr. Catrambone was given a specific mandate to increase Omnirel's pre-tax profits and to use the corresponding increase in cash flows to better manage Omnirel's balance sheet by reducing its debt. As a result of partially achieving the performance objectives established by Omnirel's Board for Fiscal Year 1994, Mr. Catrambone received a $50,000 performance bonus. If Mr. Catrambone had fully achieved such obligations, he would have been entitled to receive a performance bonus of $87,500.

                   Omnirel Corporation Board of Directors

                             Robert E. Schrader
                              Martin S. Fawer
                             John F. Catrambone


                    COMPARATIVE STOCK PERFORMANCE GRAPH

   The following is a graph comparing the annual percentage change in the cumulative total shareholder return of the Company's common stock with the cumulative total returns of the published Dow Jones Equity Market Index and the Dow Jones Semiconductors and Related Index for the Company's last five
(5) fiscal years (assuming the Company's last five fiscal years each ended on June 30, the current fiscal year-end of the Company).

                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
              Among Zing Technologies, Inc., Dow Jones Equity Market
                    Index and Semiconductors & Related Index
Fiscal Years Ended September 30, 1989 through 1992 and June 30, 1993 and 1994





                                  [GRAPH]




---------------------------------------------------------------------------
                             1989    1990    1991    1992    1993    1994
---------------------------------------------------------------------------
Zing Technologies, Inc.       100      72      76      44      68      64
---------------------------------------------------------------------------
Dow Jones Equity Market      100      115     124     142     162     164
---------------------------------------------------------------------------
Semiconductors & Related     100      142     140     167     326     361
---------------------------------------------------------------------------

               Interest in Certain Transactions of Directors,
            Officers and Principal Holders of Voting Securities
            ---------------------------------------------------

   The Company paid Morrison Cohen Singer & Weinstein, LLP, of which Henry
A. Singer, a director of the Company, is a partner, $179,548 for legal ser-vices rendered to the Company in the Fiscal Year 1994.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR ALL THREE NOMINEES FOR DIRECTOR.


                                 PROPOSAL 2

       RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
       -------------------------------------------------------------

   Messrs. Ernst & Young have been the Company's independent public accountants since 1983, and were selected by the Board of Directors to serve in such capacity for the fiscal year ending June 30, 1994 as well. Accordingly, the Board of Directors recommends that the shareholders now ratify the appointment of Ernst & Young as the Company's auditors. Representatives of Ernst & Young will attend the Annual Meeting, will have an opportunity to make a statement and will be available to answer appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS PROPOSAL.
                                                         ---



Shareholder Proposals at the Company's Next Annual Meeting of Shareholders
--------------------------------------------------------------------------

   Shareholders of the Company who intend to submit proposals to the Company's shareholders at the Company's next annual meeting of shareholders must submit such proposals to the Company no later than September 1, 1995, 120 days before the anticipated date of mailing of the proxy statement for such meeting. Shareholder proposals should be submitted to Deborah J. Schrader, Corporate Secretary, 115 Stevens Avenue, Valhalla, New York 10595.

Incorporation by Reference
--------------------------

   The Company hereby incorporates by reference its Annual Report on Form 10-K for the fiscal years ended June 30, 1994.

Other Matters
-------------

   Management knows of no other matters to be presented at the Meeting. If any other matter does properly come before the Meeting, the appointees named in the Proxy will vote the Proxy in accordance with their best judgment.

                     By Order of the Board of Directors


                            Deborah J. Schrader
                                 Secretary



Dated:     Valhalla, New York
           August 10, 1995

                          ZING TECHNOLOGIES, INC.
                             115 Stevens Avenue
                          Valhalla, New York 10595
                               (914) 747-7474



             ATTENDANCE SLIP IN CONNECTION WITH ANNUAL MEETING
              OF SHAREHOLDERS TO BE HELD ON SEPTEMBER 12, 1995



NAME:

ADDRESS:

NUMBER OF SHARES OWNED:

[Please print]

                          ZING TECHNOLOGIES, INC.
               PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
         ANNUAL MEETING OF SHAREHOLDERS OF ZING TECHNOLOGIES, INC.


        The undersigned acknowledges receipt of a Notice of Annual Meeting and of an accompanying Proxy Statement, and hereby appoints Deborah J. Schrader and Martin Fawer, and either of them, proxies with several powers of substitution, to vote on behalf of the undersigned at the Annual Meeting of Shareholders of ZING TECHNOLOGIES, INC. (the "Company"), to be held on September 12, 1995 or at any adjournment thereof, as indicated upon the following matters as described in the Notice of Meeting and accompanying Proxy Statement:

        1. For election of three nominees for director listed below (unless authority to vote is withheld as to all nominees by crossing out this Item, or as to any individual nominee by crossing out his name below) to serve in one of the two existing classes of the board for staggered terms as described in the accompanying Proxy Statement.

                              Henry A. Singer
                             John F. Catrambone
                            Lawrence W. Higgitt

        2. To approve the appointment of Ernst & Young as the independent public accountants for the Company.


        [________] FOR       [____________] AGAINST       [_______] ABSTAIN

        3. Upon any other business that may properly come before the meeting or any adjournment thereof, including the election of directors not named as nominees if any of such nominees shall be unable to serve as a director by reason of death, incapacity or for any other reason or for good cause will not serve, according to the number of votes and as fully as the undersigned would be entitled to vote if personally present, hereby revoking any prior proxy or proxies. If more than one of the above-named proxies shall be present in person or by substitute, both of the proxies so present and voting shall have and either may exercise all the powers hereby granted.

[Continued from other side]

        Said proxies will withhold the vote on the election of directors if so instructed under Item 1.

IF NO INSTRUCTION IS INDICATED, SAID PROXIES WILL VOTE IN FAVOR OF THE NOMINEES LISTED IN PROPOSAL 1 AND IN FAVOR OF PROPOSAL 2 AND WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTERS REFERRED TO IN ITEM 3.



                          Dated:   __________________________________ , 1995
                                      Please Date

                          Signature(s):




                          __________________________________________________
                          (Please sign under name exactly as it
                           appears on stock certificate)

___ Check here if you plan
     to attend the meeting